MARQETA SECOND QUARTER NET REVENUE JUMPS 53 PERCENT YEAR OVER YEAR, HIGHLIGHTING CUSTOMER STRENGTH AND NEW INNOVATION
The global modern card issuer generated net revenue of $187 million in the second quarter of 2022, up 53 percent year-over-year, with 53 percent growth in second quarter total processing volume and a 66 percent increase in gross profit.
OAKLAND, Calif. – August 10, 2022 - Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform, today reported financial results for the second quarter ended June 30, 2022.
Total processing volume (TPV) was $40 billion for the quarter, with net revenue of $187 million. Both figures represent an increase of 53% from the same quarter of 2021. Gross profit was $78 million during the quarter, an increase of 66% year over year, resulting in a gross margin of 42%. GAAP net loss was $45 million and Adjusted EBITDA loss was $10 million for the quarter ended June 30, 2022.
“Marqeta’s platform continues to enable customers across many different verticals to build products on the cutting edge of payments, and serve as an accelerator for their growth. Our second quarter results are testament to that breadth and depth, as we again launched new products and bought on major new customers globally,” said Jason Gardner, Founder and CEO of Marqeta.
Recent Business Updates:
Marqeta highlighted several recent business updates that demonstrate its current business momentum:
•Marqeta announced a partnership with Western Union in Europe. The company integrated Marqeta into its next generation real-time, multi-currency digital wallet and digital banking platform, which allows Western Union’s full remittance service to be offered online, with funds disbursed to a physical or virtual debit card.
•Marqeta announced a significant expansion to its credit platform with over 40 new credit APIs that will enable our customers to design, test, and launch differentiated credit card experiences. These enhancements will provide its customers with greater flexibility and control than legacy credit solutions, with customers also having the option to leverage First National Bank of Omaha’s leading program management and banking capabilities.
•Marqeta was named as the payment processor of choice by Mastercard Prepaid Management Services for Opal Plus, a new transit program in Australia launched by Transport for NSW. This will allow subscribers to plan, book, and pay for a tailored commuter experience directly from their mobile device, and shows the adaptability of the Marqeta platform to service an ever-broadening array of use cases.

Operating Highlights

In thousands, except percentages and per share data. % change is calculated over the comparable prior-year period (unaudited)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2022	2021		2022	2021
Financial metrics:
Net revenue	$186,678	$122,266	53%	$352,780	$230,249	53%
Gross profit	$78,049	$46,975	66%	$152,775	$96,832	58%
Gross margin	42%	38%		43%	42%
Net loss	($44,688)	($68,554)	35%	($105,286)	($81,392)	(29)%
Net loss margin	(24)%	(56)%		(30)%	(35)%
Net loss per share - basic and diluted	($0.08)	($0.29)	72%	($0.19)	($0.44)	57%
Key operating metric and Non-GAAP financial measures:
Total Processing Volume (TPV) (in millions) [1]	$40,457	$26,520	53%	$77,083	$50,518	53%
Adjusted EBITDA [2]	($10,225)	($10,637)	4%	($20,678)	($8,990)	(130)%
Adjusted EBITDA margin [2]	(5)%	(9)%		(6)%	(4)%
1 TPV represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses and scale of our business.
2 See "Information Regarding Non-GAAP Measures" for definitions of Adjusted EBITDA and Adjusted EBITDA margin and a reconciliation of the net loss to Adjusted EBITDA.

Second Quarter 2022 Financial Results:
Net revenue increased by $64 million, or 53% year-over-year, rising to $187 million from $122 million in the second quarter of 2021 resulting from a 53% increase in TPV year-over-year.
Gross profit increased by 66% year-over-year, rising to $78 million, from $47 million in the second quarter of 2021 primarily due to our TPV growth. Gross margin was 42% in the second quarter of 2022.
Net loss decreased by $24 million to $45 million in the quarter. Our increase in gross profit was offset in part by increases in compensation, benefits and technology expenses as we continued our investment in our people and platform.
Total Processing Volume increased by 53% year-over-year, rising to $40 billion from $27 billion in the second quarter of 2021.
Adjusted EBITDA in the second quarter of 2022 was ($10) million, remained flat year-over-year. Adjusted EBITDA margin was (5%) in the second quarter of 2022.
Financial Guidance
The following summarizes Marqeta's guidance for the third quarter of 2022:

Third Quarter 2022
Net Revenue Growth	36 - 38%

Gross Profit Margin	43- 44%

Adjusted EBITDA Margin (1)	Negative 8-9%
(1) See "Information Regarding Non-GAAP Measures" for the definition of Adjusted EBITDA and for information regarding non-availability of a forward reconciliation.

Conference Call
Marqeta will host a live conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-877-407-4018 or direct at 1-201-689-8471. The conference call will also be available live via webcast online at http://investors.marqeta.com.
The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until August 24, 2022, 8:59 p.m. Pacific time (11:59 p.m. Eastern time). The confirmation code for the replay is 13731428.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements relating to Marqeta’s quarterly guidance; statements regarding Marqeta’s business plans, business strategy and the continued success and growth of our customers; statements and expectations regarding Marqeta's partnerships, new product introductions, and product capabilities; and statements made by Marqeta’ Founder and CEO. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: the effect of uncertainties related to the global COVID-19 pandemic and other public health emergencies on U.S. and global economies, our business, results of operations, financial condition, demand for our platform, sales cycles and customer retention; the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased TPV on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products as Marqeta expects; the risk that Marqeta's technology platform, including hosted solutions, do not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solution will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services; the risk that changes in the regulatory landscape adversely affects the gross interchange or other revenue Marqeta earns or adversely affects the bank and network costs Marqeta incurs; the risk that Marqeta may be unable to maintain relationships with Issuing Banks and Card Networks; general economic conditions in either domestic or international markets, including conditions resulting from geopolitical uncertainty and instability or war, including, the direct and indirect effects of the significant military action against Ukraine launched by Russia on U.S. and global economies, our business, results of operations, financial condition, and demand for our platform; and the risk that Marqeta may be subject to additional risks such as inflation or currency fluctuations due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition and results of operations are included in the “Risk Factors” disclosed in Marqeta's Annual Report on Form 10-K for the year ended December 31, 2021, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com.
The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.
Disclosure Information
Investors and others should note that Marqeta announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. Marqeta also uses social media to communicate with its customers and the public about Marqeta, its products and services and other matters relating to its business and market. It is possible that the information Marqeta posts on social media could be deemed to be material information. Therefore, Marqeta encourages investors, the media, and others interested in Marqeta to review the information we post on social media channels including the Marqeta Twitter feed (@Marqeta), the Marqeta Instagram page (@lifeatmarqeta), the Marqeta Facebook page, and the Marqeta LinkedIn page. These social media channels may be updated from time to time.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".
About Marqeta, Inc.
Marqeta’s modern card issuing platform empowers its customers to create customized and innovative payment cards. Marqeta’s modern architecture gives its customers the ability to build more configurable and flexible payment experiences, accelerating time-to-market and democratizing access to card issuing technology. Marqeta’s open APIs provide instant access to highly scalable, cloud-based payment infrastructure that enables customers to launch and manage their own card programs, issue cards and authorize and settle payment transactions. Marqeta is headquartered in Oakland, California and is certified to operate in 39 countries globally.
Marqeta® is a registered trademark of Marqeta, Inc.
IR Contact: Marqeta Investor Relations, IR@marqeta.com

Marqeta, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net revenue	$186,678	$122,266	$352,780	$230,249
Costs of revenue	108,629	75,291	200,005	133,417
Gross profit	78,049	46,975	152,775	96,832
Operating expenses:
Compensation and benefits	97,868	97,755	198,216	144,658
Technology	13,154	7,569	24,538	13,195
Professional services	5,794	3,831	10,564	8,028
Occupancy	1,148	907	2,263	1,993
Depreciation and amortization	921	874	1,900	1,781
Marketing and advertising	886	495	1,445	990
Other operating expenses	4,995	3,530	9,838	4,825
Total operating expenses	124,766	114,961	248,764	175,470
Loss from operations	(46,717)	(67,986)	(95,989)	(78,638)
Other income (expense), net	1,802	(481)	(9,875)	(2,648)
Loss before income tax expense	(44,915)	(68,467)	(105,864)	(81,286)
Income tax expense (benefit)	(227)	87	(578)	106
Net loss	$(44,688)	$(68,554)	$(105,286)	$(81,392)
Net loss per share attributable to common stockholders, basic and diluted	$(0.08)	$(0.29)	$(0.19)	$(0.44)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	544,704,146	234,669,664	543,524,008	183,784,697

Marqeta, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,220,273	$1,247,581
Restricted cash	7,800	7,800
Marketable securities	444,873	452,875
Accounts receivable, net	8,109	13,187
Settlements receivable, net	10,433	11,266
Network incentives receivable	13,266	30,399
Prepaid expenses and other current assets	38,642	35,617
Total current assets	1,743,396	1,798,725
Property and equipment, net	8,643	9,687
Operating lease right-of-use assets, net	10,185	11,296
Equity method investment	7,875	8,384
Other assets	6,831	2,286
Total assets	$1,776,930	$1,830,378
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$901	$2,693
Revenue share payable	117,087	121,179
Accrued expenses and other current liabilities	110,517	114,096
Total current liabilities	228,505	237,968
Operating lease liabilities, net of current portion	10,786	12,427
Other liabilities	3,082	6,557
Total liabilities	242,373	256,952
Stockholders' equity :
Preferred stock	—	—
Common stock	54	54
Additional paid-in capital	2,067,435	1,993,055
Accumulated other comprehensive loss	(10,193)	(2,230)
Accumulated deficit	(522,739)	(417,453)
Total stockholders’ equity	1,534,557	1,573,426
Total liabilities and stockholders' equity	$1,776,930	$1,830,378

Marqeta, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(105,286)	$(81,392)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,900	1,781
Share-based compensation expense	72,153	66,928
Non-cash operating leases expense	1,111	1,058
Amortization of premium on marketable securities	338	716
Impairment of other financial instruments	11,616	—
Other	326	2,974
Changes in operating assets and liabilities:
Accounts receivable	5,067	2,416
Settlements receivable	833	3,269
Network incentives receivable	17,133	(17,415)
Prepaid expenses and other assets	(14,982)	354
Accounts payable	(1,609)	(18)
Revenue share payable	(4,092)	3,824
Accrued expenses and other liabilities	(6,987)	22,738
Operating lease liabilities	(1,464)	(1,420)
Net cash (used in) provided by operating activities	(23,943)	5,813
Cash flows from investing activities:
Purchases of property and equipment	(868)	(1,096)
Purchases of marketable securities	(12,999)	(13,145)
Maturities of marketable securities	12,900	57,188
Net cash (used in) provided by investing activities	(967)	42,947
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriters’ discounts and commissions	—	1,319,809
Proceeds from exercise of stock options, including early exercised stock options	3,407	2,539
Proceeds from shares issued in connection with employee stock purchase plan	2,775	—
Taxes paid related to net share settlement of restricted stock units	(8,580)	(10,273)
Payment of deferred offering costs	—	(1,981)
Net cash (used in) provided by financing activities	(2,398)	1,310,094
Net (decrease) increase in cash, cash equivalents, and restricted cash	(27,308)	1,358,854
Cash, cash equivalents, and restricted cash- Beginning of period	1,255,381	228,233
Cash, cash equivalents, and restricted cash - End of period	$1,228,073	$1,587,087

Marqeta, Inc.
Financial and Operating Highlights
(in thousands, except per share data or as noted)
(unaudited)

2022	2021	Year over Year Change Q2'22 vs Q2'21
Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Operating performance:
Net revenue	$186,678	$166,102	$155,414	$131,511	$122,266	53%
Costs of revenue	108,629	91,376	79,615	72,438	75,291	44%
Gross profit	78,049	74,726	75,799	59,073	46,975	66%
Gross margin	42%	45%	49%	45%	38%	4	pps
Operating expenses:
Compensation and benefits	97,868	100,348	88,995	84,462	97,755	—%
Technology	13,154	11,384	11,143	9,299	7,569	74%
Professional services	5,794	4,770	5,712	4,703	3,831	51%
Occupancy and equipment	1,148	1,115	1,097	1,091	907	27%
Depreciation and amortization	921	979	967	786	874	5%
Marketing and advertising	886	559	804	490	495	79%
Other operating expenses	4,995	4,843	4,811	3,880	3,530	42%
Total operating expenses	124,766	123,998	113,529	104,711	114,961	9%
Loss from operations	(46,717)	(49,272)	(37,730)	(45,638)	(67,986)	(31)%
Other income (expense), net	1,802	(11,677)	142	(57)	(481)	(475)%
Loss before income tax expense	(44,915)	(60,949)	(37,588)	(45,695)	(68,467)	(34)%
Income tax expense (benefit)	(227)	(351)	(781)	35	87	(361)%
Net loss	$(44,688)	$(60,598)	$(36,807)	$(45,730)	$(68,554)	(35)%
Loss per share - basic and diluted	$(0.08)	$(0.11)	$(0.07)	$(0.08)	$(0.29)	(72)%
TPV (in millions)	$40,457	$36,626	$33,046	$27,569	$26,520	53%
Adjusted EBITDA	$(10,225)	$(10,453)	$1,162	$(4,939)	$(10,637)	(4)%
Adjusted EBITDA margin	(5)%	(6)%	1%	(4)%	(9)%	4	pps
Financial condition:
Cash and cash equivalents	$1,220,273	$1,197,257	$1,247,581	$1,260,220	$1,579,287	(23)%
Restricted cash	$7,800	$7,800	$7,800	$7,800	$7,800	—%
Marketable securities	$444,873	$447,046	$452,875	$408,954	$105,053	323%
Total assets	$1,776,930	$1,793,483	$1,830,378	$1,783,142	$1,780,324	—%
Total liabilities	$242,373	$249,851	$256,952	$209,802	$194,338	25%
Stockholders' equity	$1,534,557	$1,543,632	$1,573,426	$1,573,340	$1,585,986	(3)%
pps = percentage points

Marqeta, Inc.
Reconciliation of GAAP to NON-GAAP Measures
(in thousands)
(unaudited)
Information Regarding Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. Marqeta considers Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted operating expenses as supplemental measures of the company’s performance that are not required by, nor presented in accordance with GAAP.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; legal, financial, and tax due diligence costs related to potential acquisitions; income tax expense (benefit); and other expense (income) net, which consists of changes in the fair value of redeemable convertible preferred stock warrant liabilities (for periods prior to the IPO), realized foreign currency gains and losses, interest income from our marketable securities, our share of equity method investments’ profit or loss, and impairment of equity method investments or other financial instruments. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of certain annual employee bonus plans.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue. This measure is used by management and our board of directors to evaluate our operating efficiency.
We define Adjusted operating expenses as total operating expenses adjusted to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; and legal, financial, and tax due diligence costs related to potential acquisitions.
Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted operating expenses should not be considered in isolation, or construed as an alternative to net loss, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than Marqeta does, which limits its usefulness in comparing Marqeta’s financial results with those of other companies.

The following table shows Marqeta's GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP net revenue	$186,678	$122,266	$352,780	$230,249
GAAP net loss	$(44,688)	$(68,554)	$(105,286)	$(81,392)
GAAP net loss margin	(24)%	(56)%	(30)%	(35)%
GAAP total operating expenses	$124,766	$114,961	$248,764	$175,470

GAAP net loss	$(44,688)	$(68,554)	$(105,286)	$(81,392)
Depreciation and amortization expense	921	874	1,900	1,781
Share-based compensation expense	35,148	55,536	72,153	66,928
Payroll tax expense related to share-based compensation	423	939	1,258	939
Other expense (income), net	(1,802)	481	9,875	2,648
Income tax expense (benefit)	(227)	87	(578)	106
Adjusted EBITDA	$(10,225)	$(10,637)	$(20,678)	$(8,990)
Adjusted EBITDA Margin	(5)%	(9)%	(6)%	(4)%

GAAP Total operating expenses	$124,766	$114,961	$248,764	$175,470
Depreciation and amortization expense	921	874	1,900	1,781
Share-based compensation expense	35,148	55,536	72,153	66,928
Payroll tax expense related to share-based compensation	423	939	1,258	939
Adjusted operating expenses	$88,274	$57,612	$173,453	$105,822

A reconciliation of Adjusted EBITDA to the comparable GAAP measure for the third quarter of 2022 is not available due to the challenges and impracticability with estimating some of the items as such items cannot be reasonably predicted and could be significant. Because of those challenges, reconciliations of such forward-looking non-GAAP financial measures are not available without unreasonable effort.